Exhibit 23.9

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission for Dundee Mining Inc.

DATED this 24th day of July, 2002

Yours truly,

/s/ Locke Goldsmith
Locke Goldsmith